SBL FUND
FILE NO. 811-02753
CIK NO. 0000217087


EX-99.77Q1(g)


Form of Plan of Reorganization for SBL Fund, Series Y and SBL Fund, Series H acquisition of SBL Fund, Series G and SBL Fund, Series W, respectively.

Incorporated herein by reference to both of the Registrant's Form N-14 filings May 3, 2006.